UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices) (Zip code)

(913) 213-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01   Other Events.

On September 18, 2017, AMC Entertainment Holdings, Inc. (the “Company”) issued a press release announcing that it has entered into an agreement to sell 12.0 million shares of National CineMedia, Inc. common stock to Standard General, L.P. for approximately $73.1 million, representing a price of $6.09 per share. The sale is scheduled to be completed on September 20, 2017. The Company will recognize a loss of approximately $17.4 million, including transaction costs, on the sale of these shares. A copy of the Company’s press release containing such announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

The Company is filing the following exhibits:

Exhibit No.	Description

99.1	Press release dated September 18, 2017.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press release dated September 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: September 18, 2017	By:	/s/ Craig R. Ramsey
		Name:	Craig R. Ramsey
		Title:	Executive Vice President and Chief Financial Officer